EXHIBIT 10.52




                         FIRST AMENDMENT TO

                              CPI CORP.
               DEFERRED COMPENSATION AND RETIREMENT PLAN
                     FOR NON-MANAGEMENT DIRECTORS


        (AS AMENDED AND RESTATED AS OF JANUARY 28, 2000)



     Pursuant to the provisions of Section 16.1 of the CPI Corp. Deferred Compensation and Retirement Plan for Non-Management Directors (the "Plan") and pursuant to the resolution of the Plan Committee, the Plan is hereby amended in the following respects effective February 4, 2002:

     Subsection 7.2 shall be amended by inserting the following sentence after the second sentence:

     Each Participant shall receive a total of eight hundred
(800) Phantom Stock Rights for each year of Board service he or she completes after Februayr 4, 2002.























                                 Adopted February 4, 2002
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